Exhibit 10.A
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT (herein called this “Amendment”) dated as of March 27, 2006, is among EL PASO EXPLORATION & PRODUCTION COMPANY (formerly El Paso Production Holding Company), EL PASO PRODUCTION COMPANY, and EL PASO E&P COMPANY, L.P. (formerly El Paso Production Oil & Gas USA, L.P.) (individually, a “Borrower” and collectively, the “Borrowers”), and FORTIS CAPITAL CORP. (“Fortis”), as administrative agent for the Lenders (“Administrative “Agent”) for the Lenders party to the Credit Agreement (as defined below).
W I T N E S S E T H :
     WHEREAS, El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation, El Paso Production GOM Inc. (collectively, the “Original Borrowers”), the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of October 19, 2005 (the “Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders became obligated to make loans and issue letters of credit to the Borrowers as therein provided;
     WHEREAS, pursuant to a reorganization plan implemented by El Paso Corporation on or about December 31, 2005, (i) the outstanding equity interests of El Paso Production Oil & Gas Company, El Paso Production Oil & Gas Holdings, Inc., El Paso Production Resale Company, El Paso Production Oil & Gas USA, L.P., El Paso Energy Oil Transmission, L.L.C. and El Paso Production Oil & Gas Gathering, L.P. were transferred, directly or indirectly, to El Paso Production Holding Company, (ii) El Paso Production GOM Inc. and El Paso Energy Raton Corporation merged into El Paso Production Oil & Gas USA, L.P., which thereby became a Borrower under the Credit Agreement, (iii) the name of El Paso Production Holding Company was changed to El Paso Exploration & Production Company, (iv) the name of El Paso Production Oil & Gas USA, L.P. was changed to El Paso E&P Company, L.P. and (v) the names of certain of the Guarantors were changed;
     WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and
     WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans and letters of credit which may hereafter be made or issued by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.
     2. Amendments. The Credit Agreement is hereby amended as set forth below in this Section 2:
     (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term “EPPHC”- El Paso Production Holding Company.
     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the defined term “EPEP”- El Paso Exploration & Production Company.
     (c) The Credit Agreement is hereby amended by deleting each reference to the term “EPPHC” and replacing it with the term “EPEP”.
     (d) Section 8.7(c) of the Credit Agreement is hereby amended to read as follows:
     ”(c) provided no Default, Event of Default, Borrowing Base Deficiency or Collateral Value Deficiency shall have occurred and be continuing, EPEP may declare and pay dividends or make other distributions of property with respect to any fiscal year (but no later than (A) December 31, 2006, with respect to the fiscal year ended December 31, 2005, and (B) 120 days after the end of each other fiscal year) in an amount that does not exceed the sum of (i) the Available Distribution Amount, plus (ii) the net proceeds of any equity offering or contribution of equity, in each case received by a Loan Party during such fiscal year, plus (iii) 100% of Free Cash Flow of the Loan Parties accrued during such fiscal year, minus (iv) Free Cash Flow and capital contributions used to repay Indebtedness pursuant to Section 8.9(z).”
     (e) Section 8.8(h) of the Credit Agreement is hereby amended to read as follows:
     ”(h) provided no Default, Event of Default, Borrowing Base Deficiency, or Collateral Value Deficiency shall have occurred and is continuing, additional loans or advances made on a revolving basis to El Paso Corporation under the Cash Management Program up to a maximum outstanding amount of $200,000,000; and”.
     (f) Section 8.9(y) of the Credit Agreement is hereby amended to read as follows:
     ”(y) provided no Default, Event of Default, Borrowing Base Deficiency or Collateral Value Deficiency shall have occurred and be continuing, pay principal with respect to and interest on Indebtedness owed to El Paso Corporation; provided, however, that such Indebtedness was incurred on a revolving basis and the amount of such revolving Indebtedness outstanding at any time does not exceed $200,000,000; and”.
     3. Effective Date. This Amendment shall become effective (the “Effective Date”) when the Lenders shall have received, at the Administrative Agent’s office:
     (i) A counterpart of this Amendment executed and delivered by Borrowers;
     (ii) A confirmation of guaranty from the Guarantors; and
     (iii) A certificate of a duly authorized officer of each Borrower to the effect that all of the representations and warranties set forth in Section 4 hereof are true and correct at and as of the time of such effectiveness and that there exists no Default or Event of Default under the Credit Agreement.
     4. Representations and Warranties of Borrowers. In order to induce the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to Lenders that:
     (i) The representations and warranties contained in Section 5 of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.
     (ii) Such Borrower is authorized to execute and deliver this Amendment and such Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Such Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Borrower hereunder.
     (iii) The execution and delivery by such Borrower of this Amendment, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provisions of law, statute, rule or regulation or of the certificate of incorporation and bylaws or certificate of limited partnership and agreement of limited partnership, as applicable, of such Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Borrower of this Amendment or to consummate the transactions contemplated hereby.
     (iv) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of such Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
     5. Ratification of Agreements. The Credit Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
     6. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrowers herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All representations, warranties, acknowledgements and agreements contained in Section 5 of the Credit Agreement are hereby reconfirmed on and as of the date hereof. All statements and agreements contained in any certificate or instrument delivered by any Borrower hereunder or under the Credit Agreement to Lenders shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Borrower under this Amendment and under the Credit Agreement.
     7. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
     8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.
     9. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     10. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.
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     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

EL PASO EXPLORATION & PRODUCTION COMPANY
By:	/s/ Gene T. Waguespack
	Name:	Gene T. Waguespack
	Title:	Senior Vice President, Treasurer and Controller

EL PASO PRODUCTION COMPANY
By:	/s/ Gene T. Waguespack
	Name:	Gene T. Waguespack
	Title:	Senior Vice President, Treasurer and Controller

EL PASO E&P COMPANY, L.P. By: El Paso Production Oil & Gas Company, its general partner
By:	/s/ Gene T. Waguespack
	Name:	Gene T. Waguespack
	Title:	Senior Vice President, Treasurer and Controller

FORTIS CAPITAL CORP., as Administrative Agent, Arranger, Bookrunner, Issuing Lender and as a Lender
By:	/s/ Trond Rokholt
	Name:	Trond Rokholt
	Title:	Managing Director

By:	/s/ Rainer R. Kraft
	Name:	Rainer R. Kraft
	Title:	Senior Vice President